UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 21, 2010

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CLEAR CHANNEL OUTDOOR HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-32663	86-0812139
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

200 East Basse Road
San Antonio, Texas 78209
(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 832-3700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 5, 2010, the Compensation Committee of the Board of Directors of CC Media Holdings, Inc. (“CC Media Holdings”), the indirect parent entity of Clear Channel Outdoor Holdings, Inc. (the “Company”), approved a tiered relocation policy (all tiers of the relocation policy are collectively referred to as the “Relocation Policy”) applicable to CC Media Holdings and all of its subsidiaries subject to, in the case of the Company and its subsidiaries, the approval of the Company’s Compensation Committee.  The Company’s Compensation Committee approved the Relocation Policy on October 21, 2010.

The Relocation Policy applies only in the case of a Company-requested relocation and provides different levels of benefits based on the employee’s organizational level.  Set forth below is a summary of the material terms of the benefits provided under the Relocation Policy (subject to applicable eligibility requirements and limitations) tier for the Chief Executive Officer and the officers who report directly to the Chief Executive Officer (the “Chief Executive Officer and Direct Reports”) and the tier for other exempt employees who report directly to a corporate function head (the “Function Head Direct Reports”).  The Chief Executive Officer and Direct Reports and the Function Head Direct Reports are collectively referred to herein as the “Executive Tiers,” and include the Company’s named executive officers.

Under the Relocation Policy, the Executive Tiers are reimbursed for most expenses associated with relocating, including moving expenses, temporary housing expenses, closing costs associated with the sale of the executive’s existing home and the purchase of a new home in the destination location, as well as other miscellaneous amounts in connection with relocating to the destination location.  The Relocation Policy also provides the Executive Tiers with assistance in marketing and selling the executive’s existing home through a third-party relocation company whereby such relocation company will buy the existing home at the price of a bona fide offer by an outside buyer and will assume the risk if the sale to the outside buyer is cancelled.  If a bona fide offer has not been presented within 90 days of the executive’s existing home being listed for sale and the executive is in the Chief Executive Officer and Direct Reports tier, the executive may elect to have the relocation company purchase the home for its appraised value (determined by the average of two independent appraisals).  Further, with the approval of the Chief Executive Officer of the Company, the Executive Tiers may receive loss-on-sale protection for any losses on the sale of the executive’s existing home after the first 10% of such losses.  The Executive Tiers may receive tax gross-up payments for all eligible taxable payments under the Relocation Policy.

Copies of the Relocation Policy applicable to the Executive Tiers are filed herewith as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

	10.1	Relocation Policy—Chief Executive Officer and Direct Reports (Guaranteed Purchase Offer)
	10.2	Relocation Policy—Chief Executive Officer and Direct Reports (Buyer Value Option)
	10.3	Relocation Policy—Function Head Direct Reports

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: October 21, 2010	By:	/s/ Hamlet T. Newsom, Jr.
Hamlet T. Newsom, Jr.
Vice President, Associate General Counsel and
Assistant Secretary

Exhibit Index

Exhibit No.	Description
10.1	Relocation Policy—Chief Executive Officer and Direct Reports (Guaranteed Purchase Offer)
10.2	Relocation Policy—Chief Executive Officer and Direct Reports (Buyer Value Option)
10.3	Relocation Policy—Function Head Direct Reports